JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the "Agreement"), dated January 20, 2016, by and between Cherubim Interests, Inc., a Nevada corporation, with its principal place of business at 1304 Norwood Dr., Bedford, TX 76022 ("hereinafter referred to as Cherubim Interests"), and Victura Construction Group, Inc., a Wyoming Corporation with its principal place of business at 1304 Norwood Dr., Bedford, TX 76022 (hereinafter referred to as "VICT").

RECITALS

WHEREAS, Cherubim Interests and VICT desire to enter into a joint venture arrangement to develop commercial opportunities relating to the further development and construction of a certain proprietary, fully portable and scalable, self-contained cultivation facility, which may or may not be accompanied with a Standard Operating Procedure (“SOP”) Manual, designed for the purposes of year round cultivation (“Technology”).  The Technology will be referred to herein as the “Cultivation Unit”.  The Cultivation Unit may be leased, then deployed and used for the cultivation of flowers, plants or other end products (“End Products”) year round in most climates as long as water and electricity are available in such a capacity as further defined in the site specific SOP.

; and

WHEREAS, VICT as a holding company focused on strategically acquiring businesses operating within the disaster recovery and restoration construction industries; and

WHEREAS, VICT seeks the financial assistance of Cherubim Interests in operating within the disaster recovery and restoration construction industries.

GENERAL DEFINITIONS

The following comprise the general definitions of terms utilized in this Agreement:

1.

Capital Contribution(s). The capital contribution to the Joint Venture actually made by Cherubim Interests, including property, cash and any additional capital contributions made.

2.

Profits and Losses. Any income or loss of the joint venture for federal income tax purposes determined by the Partnership's fiscal year, including, without limitation, each item of joint venture income, gain, loss or deduction.

OBLIGATIONS OF THE JOINT VENTURE

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties intending to be legally bound, agree as follows:

1.

FORMATION.  Cherubim Interests and VICT hereby form a joint venture (the "Joint Venture") for the term and purposes and in accordance with the provisions of this Agreement. The Joint Venture will operate as BudCube Cultivation Systems, LLC (“BCS USA LLC”), a TEXAS limited liability company, and its initial sole member shall be Cherubim Interests.

2.

PURPOSE.  Cherubim Interests and VICT wish to create the Joint Venture for the purpose of the further development and construction of a certain proprietary, fully portable and scalable, self-contained cultivation facility, which may or may not be accompanied with a Standard Operating Procedure (“SOP”) Manual, designed for the purposes of year round cultivation (“Technology”).  The Technology will be referred to herein as the “Cultivation Unit”.  The Cultivation Unit may be leased, then deployed and used for the cultivation of flowers, plants or other end products (“End Products”) year round in most climates as long as water and electricity are available in such a capacity as further defined in the site specific SOP.

3.

POWERS.  The Joint Venture shall have all powers reasonably necessary or incidental to carrying out its purpose.

4.

OFFICE.  The principal office of the Joint Venture will be at 1304 Norwood Dr., Bedford, TX 76022.

5.

REQUIREMENTS TO CONDUCT BUSINESS.  Cherubim Interests and VICT will execute and file all certificates, and take all other action that may be required to conduct business.

6.

INSURANCE. Cherubim Interests and VICT will secure the required insurance in order to facilitate this Joint Venture Agreement including all General Liability Coverage.

7.

TERM AND TERMINATION.

a.

Term.  The term of this Agreement will commence as of the date hereof and will end upon the earliest to occur of the events specified in subsection (b) below, or December 31, 2020 (the “Term”).

b.

Termination.  Prior to the end of the Term, this Agreement shall terminate upon the first to occur of the following:

(1)

by written agreement between Cherubim Interests and VICT;

(2)

adjudication that either Cherubim Interests or VICT has filed  a voluntary petition in bankruptcy, the filing of any petition against it under any bankruptcy or insolvency law, or its filing of a petition or answer seeking the appointment of a receiver of its assets or an arrangement with creditors under any such laws; or

(3)

breach by either Cherubim Interests or VICT or of any material covenants under this Agreement (subject to the provisions set forth below).

8.

CONTRIBUTIONS TO THE JOINT VENTURE.  VICT and Cherubim Interests shall each contribute the following to the Joint Venture:

a.

Contributions by VICT.  Upon the commencement of this Joint Venture, VICT shall contribute as consideration certain IP, and construction rights to the Controlled Environment Agriculture Technology.

b.

Contributions by Cherubim Interests.  During the Term of this Joint Venture, as consideration, Cherubim Interests shall contribute the following:

(1)

$500,000 in proceeds from Cherubim Interest’s S-1 Registration Statement (the “Working Capital Amount”) for the purposes of operating within the disaster recovery and restoration construction industries and general liability insurance as may be required, and salaries/benefits/taxes to employees(s). Additionally, Cherubim Interests will create an Employee Stock Option Plan (the “ESOP”), and register the ESOP on Form S-8 with the Securities and Exchange Commission (the “SEC”) for the benefit of the Joint Venture participants; and,

(2)

such other purposes as the Joint Venture may agree upon.

9.

INTENT TO ACQUIRE.  The parties to this Joint Venture shall, in good faith, endeavor to negotiate and take all such steps as are reasonably necessary to effectuate the acquisition of the majority of the common stock of VICT by Cherubim Interests during the Term of this Agreement.

10.

NOTICE AND CURE OF A MATERIAL BREACH.  If there is a material breach of this Agreement, the party intending to terminate must give the defaulting party thirty (30) business days written notice thereof, detailing the particular action or condition that is claimed to constitute a material breach.  The defaulting party may cure the breach during this period or take steps to cure, and if cured, or if the steps taken to cure the breach will do so within a reasonable period if diligently prosecuted, then this Agreement will not terminate.

11.

REPRESENTATIONS.  Each of Cherubim Interests and VICT represent to the other as follows:

a.

Authority.  The execution, delivery, and performance by each of this Agreement and the performance by each of its obligations hereunder (i) are within their respective power and authority; (ii) have been duly authorized by all necessary action on the part of their respective governing bodies; (iii) will not contravene any agreement, instrument, or undertaking binding upon either or any of their respective assets; and (iv) will not contravene any agreements with any of lenders or investors of either.

b.

Binding Effect.  This Agreement has been duly executed and delivered by each party and constitutes the valid, legal, and binding obligation of each party, enforceable in accordance with its terms.

c.

No Adverse Effects.  There is no pending or, to my knowledge, threatened action, suit or proceeding or investigation before any court, board of arbitration or arbitrator, governmental body, agency, instrumentality, or official against or affecting either party, the outcome of which, if adversely determined, would have a material adverse effect on its business or assets or could adversely impair the ability of either party to fully perform its obligations under this Agreement.

d.

No Other Agreements.  Neither party is a party to any agreement or instrument or subject to any restriction having a materially adverse effect on its business, operations, property, assets, or condition, financial or other, or its ability to perform its obligations under this Agreement or any agreement or instrument hereunder and is not in default in the performance, observance, or fulfillment of the material obligations, covenants, or agreements contained in any agreement or instrument or by which any of its property or assets is bound.

e.

No Defaults.  Neither party is in default under any applicable order, writ, injunction, or decree of any court, governmental department, board, or agency, or instrumentality of any arbitrator.

12.

INTERESTS, PROFITS AND LOSSES, AND DISTRIBUTIONS.  VICT shall have a 50% interest in all of the assets of the Joint Venture and in the profits and is chargeable with such percentage of the losses of the Joint Venture. Cherubim Interests shall have a 50% interest in all of the assets the Joint Venture and in the profits and is chargeable with such percentage of the losses of the Joint Venture. After the end of each calendar quarter, any funds that VICT and Cherubim Interests determine are not required for the payment of the Joint Venture's obligations or for the purposes of the Joint Venture will be distributed in accordance with the parties' respective interest in the Joint Venture. The contacts and goodwill of VICT shall not be considered an asset for purposes of calculating any distribution.

13.

MANAGEMENT.

a.

Managers.  Cherubim Interests will act as the manager (the "Manager") of the Joint Venture.

b.

Power and Authority.  The Manager will have full power and authority to conduct and manage the business of the Joint Venture and to undertake and implement, all approved by Cherubim Interests.

d.

Requirement of Good Faith.  The Manager, on behalf of the Joint Venture, shall diligently and in good faith manage the business of the Joint Venture and implement or cause to be implemented any Decision(s), and otherwise conduct the business of the Joint Venture in accordance with this Agreement.

e.

Collections and Distributions.  The Manager will collect all sums payable to the Joint Venture and will distribute such amounts, after expenses of the Joint Venture, to the parties in accordance with their joint instructions or, if no such joint instructions are given, on an equal basis.

f.

Books and Records.  The Manager will maintain the records and books of account for the Joint Venture.  Both Cherubim Interests and VICT shall at all reasonable times have access to, and may inspect and make copies of, such books of account and all other books and records of the Joint Venture and the Manager.

14.

BANK ACCOUNTS.  All sums received and all other funds of the Joint Venture will be deposited in the joint names of Cherubim Interests and VICT in such bank accounts as both Cherubim Interests and VICT designate from time to time, and withdrawals from such accounts may be made upon the signature of such persons or persons as both Cherubim Interests and VICT shall from time to time designate.

15.

TRANSFERS OF INTEREST IN THE JOINT VENTURE.  Neither party may, without the prior written consent of the other party, sell, assign, or transfer in any way, or mortgage, hypothecate, or otherwise encumber either of their respective interests in the Joint Venture.  Any attempted action in violation of this provision will be null and void.

16.

LIQUIDATION.

a.

Manner of Liquidation.  Upon the termination of this Agreement, all assets of the Joint Venture must be liquidated as quickly as practicable, but in a manner that minimizes losses occurring in such liquidation.  Cherubim Interests and/or VICT may bid for and purchase any of the remaining assets of the Joint Venture.

b.

Payment of Proceeds.  The proceeds of the liquidation are to be applied in the following order of priority:

i.

Payment of all tax obligations of the Joint Venture;

ii.

payment to Cherubim Interests of the Working Capital Amount in cash, or in property (which property may include any vehicles purchased by or assigned to the Joint Venture) if the Joint Venture does not possess sufficient cash;

iii.

payment of the expenses of the liquidation including all costs and reasonable attorney's fees, both outstanding and future fees related to the liquidation;

iv.

payment of all other debts and obligations of the Joint Venture, and the creation of a reserve for any contingent liabilities of the Joint Venture; and

v.

payment of the balance, if any, to the parties in proportion with their interests in the Joint Venture as set forth in Section 12.

17.

NOT A PARTNERSHIP.  This Agreement shall not be deemed to create a partnership or any other entity between Cherubim Interests and VICT.

18.

INTEGRATION:  GOVERNING LAW.  This Agreement merges and supersedes all prior Agreements between the parties hereto, and shall be governed by, and construed in accordance with, the domestic laws of the State of Nevada. Venue shall lie in Clark County, Nevada.

19.

INDEMNIFICATION OF THE JOINT VENTURERS. The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of the Joint Venture and such course of conduct did not constitute negligence or misconduct. The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Joint Venture.

20.

ATTORNEY'S FEE. In the event either party files an action to enforce the terms and conditions of this Joint Venture Agreement, the prevailing party shall be entitled to the recovery of its costs and reasonable attorney's fees, including the costs and fees of any appeal.

21.

SURVIVAL.  All the representations and covenants contained in this Agreement will survive the termination of this Agreement.

22.

AMENDMENTS.  No modification, amendment, or waiver of any provision of this Agreement, or consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party.

23.

INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the parties other than those set forth herein provided for.

24.

SEVERABILITY.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

25.

COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have executed this Joint Venture Agreement to be effective as of the date first written above.

CHERUBIM INTERESTS, INC.

By:

______________________________________

Gary Fewell, COO

VICTURA CONSTRUCTION GROUP, INC.

By:

______________________________________

Patrick Johnson, CEO/Pres.

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